UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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ESCALADE, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESCALADE, INCORPORATED

Notice of Annual Stockholders’ Meeting

April 21, 2016

7:30 a.m. Central Daylight Savings Time

Dear Stockholder:

You are cordially invited to attend our 2016 Annual Stockholders’ Meeting, which will be held at 7:30 a.m. Central Daylight Savings Time on Thursday, April 21, 2016 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

We are holding the annual meeting for the following purposes:

1.	To elect to the Board seven (7) directors as set forth herein;

2.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2016;

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers; and

4.	To transact such other business that may properly come before the meeting or any adjournment thereof.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, APRIL 21, 2016.

The Company’s Notice of Annual Stockholders’ Meeting, Proxy Statement for the 2016 Annual Stockholders’ Meeting and Annual Report on Form 10-K is available at www.escaladeinc.com.

By order of the Board of Directors

Stephen R. Wawrin

VP Finance, CFO & Secretary

Evansville, Indiana	March 2, 2016

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PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 Ph: (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Thursday, April 21, 2016, at 7:30 a.m. Central Daylight Savings Time. Each of the 14,190,844 shares of common stock outstanding on February 17, 2016 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on February 17, 2016 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively “For” the election of directors and Items 2 and 3. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about March 4, 2016.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company’s outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The seven (7) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked “Withhold Authority to Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will be counted for purposes of determining whether there is a quorum present at the Annual Meeting and will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum, but will not be counted as present for purposes of voting on such matters and will have no effect on the outcome.

The Annual Report of the Company for its fiscal year 2015 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

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CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's common stock by its directors, named executive officers (as defined under “Compensation Philosophy” on page 14), and by each person or group of affiliated persons known by us to own beneficially more than 5% of our outstanding common stock. The percentage of beneficial ownership is based on 14,190,844 shares deemed outstanding on February 17, 2016. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Exchange Act.

Name and Address Of Beneficial Owner (1)	Number of Common Shares Beneficially Owned		Percentage Of Class

Richard D. White Chairman of the Board	140,144	(2)	1.0	%(2)

David L. Fetherman President & Chief Executive Officer (3)	112,804	(3)	0.8	%(3)

Robert J. Keller Former President & Chief Executive Officer (4)	269,710	(4)	1.9	%(4)

Stephen R. Wawrin Vice-President Finance & Chief Financial Officer	7,667	(5)	0.1	%(5)

Patrick J. Griffin Vice-President Corporate Development & Investor Relations	1,784,768	(6)	12.6	%(6)

George Savitsky Director	51,000	(7)	0.4	%(7)

Edward E. Williams Director	505,334	(8)	3.6	%(8)

Richard F. Baalmann, Jr. Director	83,457	(9)	0.6	%(9)

Walter P. Glazer, Jr. Director	149,500	(10)	1.1	%(10)

All Directors and Executive Officers as a Group (9 Individuals)	3,104,384		21.8%

Other 5% Stockholders

Robert E. Griffin	2,260,890	(11)	15.9	%(11)

Andrew and Charmenz Guagenti 2641 N. Cullen Avenue Evansville, Indiana 47715	1,044,747	(12)	7.4	%(12)

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(1)	Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Escalade, Inc., at 817 Maxwell Avenue, Evansville, Indiana 47711.
(2)	Includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 1,000 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. White also has 1,000 restricted stock units that have not vested and are not included in this total.
(3)	Includes 9,750 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 3,000 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. Fetherman also has 4,000 stock options and 12,900 restricted stock units that have not vested and are not included in this total.
(4)	Mr. Keller served as the Company’s President and Chief Executive Officer through December 7, 2015. Mr. Keller’s stock ownership includes 21,000 shares of common stock issuable pursuant to presently exercisable stock options.
(5)	Includes 7,000 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 667 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. Wawrin also has 1,000 stock options and 4,408 restricted stock units that have not vested and are not included in this total.
(6)	Includes 1,278,465 shares held by a Family Limited Partnership, also reported in the ownership of Robert Griffin. Patrick Griffin’s total also includes 11,000 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 417 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Patrick Griffin also has 1,000 stock options and 1,783 restricted stock units that have not vested and are not included in this total.
(7)	Includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options or options will become exercisable within 60 days after February 17, 2016 and 1,000 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. Savitsky also has 1,000 restricted stock units that have not vested and are not included in this total.
(8)	Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer, 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners, and 14,999 shares owned by PAW Family Partnership LP, of which Mr. Williams is a general partner. Mr. Williams disclaims beneficial ownership of these shares. Also includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 1,000 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. Williams also has 1,000 restricted stock units that have not vested and are not included in this total.
(9)	Includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options or options which will become exercisable within 60 days after February 17, 2016 and 1,000 shares of common stock issuable pursuant to restricted stock units that vested on February 27, 2016. Mr. Baalmann also has 1,000 restricted stock units that have not vested and are not included in this total.
(10)	Includes 141,000 shares held by Mr. Glazer directly and 8,500 shares owned by Mr. Glazer’s spouse. Mr. Glazer also has 2,000 restricted stock units that have not vested and are not included in this total.
(11)	Includes 682,425 shares held by Robert Griffin directly, 1,278,465 shares held by a Family Limited Partnership and 300,000 shares owned by Robert Griffin’s spouse. The shares in the Family Limited Partnership are also reported in the ownership of Patrick Griffin.
(12)	Includes 25,201 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 34,090 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. Guagenti is also the beneficial owner of 985,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 486,411 shares and 375,084 shares, respectively, by virtue of their partnership interests therein. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.

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ITEM NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently has seven members and the Board has voted to keep the size of the Board at seven members. The nominees presented for election include current directors, Richard Baalmann, Jr., Patrick Griffin, David Fetherman, George Savitsky, Richard White, Edward Williams, and Walter Glazer, Jr. Each individual elected as a director at the 2016 Annual Meeting will serve a one year term, expiring at the 2017 Annual Meeting or until their successors are elected and qualified. The Board of Directors unanimously recommends that Messrs. Baalmann, Griffin, Fetherman, Savitsky, White, Williams, and Glazer be elected as directors.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee, as such nominations are handled by the full Board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. The Board believes that the composition of the Board as a whole should reflect diversified experience, education and skills in manufacturing, consumer product sales and marketing, investment banking, accounting and finance, exporting to global markets, and knowledge of the Company’s culture. The Board further believes that gender, age and ethnic diversity can enhance the overall perspectives of the Board and of management. The Board takes all of these diversity factors into account when considering individual director candidates.

To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

Under the Company’s Bylaws, director nominations may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered to the Company’s Secretary at the principal executive offices in Evansville, Indiana not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Under this provision, nominations for this year’s Annual Meeting were due by January 24, 2016. The Company has received no proposals for this Annual Meeting.

Information with respect to each of the current directors standing for re-election and nominees for the Board of Directors is set forth as follows:

David L. Fetherman

Nominee, Age 57, Director since 2015

Business Experience: President and Chief Executive Officer of the Company (since 2015) President of Escalade Sports (since 2012), Vice President of Sales and Marketing of Escalade Sports (2007 – 2012). Vice President of Sales and Marketing of WM Barr (1997 – 2007). Sales Director at Armor All Home care (1995 -1997). Various management roles for Thompson & Formby, a subsidiary of The Kodak Company (1990 – 1995). Various sales and management roles with The Vendo Company (1980 – 1990).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. David Fetherman is qualified to serve as a board member because of his 35+ year career in various roles including Chief Executive Officer, President, and Vice President of Sales and Marketing. David’s experience within the Sports and Outdoor categories, along with several consumer products companies, brings a broad range of management skills to the leadership of Escalade.

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Patrick J. Griffin

Nominee, Age 46, Director since 2009

Business Experience: Vice President, Corporate Development and Investor Relations for Escalade, Inc., since August 2012. Previously served as President of Martin Yale Group (August 2009-August 2012), Vice President Sales and Marketing, Martin Yale International (2007-2009) and successive product management roles at Escalade Sports (2002-2006). Director of Strategic Services for Edmondson/Quest (2000-2002). Director of Business Development for, Webcentric, Inc. and successively Network Commerce (1999-2000). Strategic Planning Associate for Koch Industries, Inc. (1998-1999). International marketing roles with PT Caraka Yasa in Jakarta, Indonesia (1997), Escalade Sports (1993-1995), and the United States Foreign Commercial Service in Singapore (1992-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Patrick Griffin is qualified to serve as a board member because of his history with the Company, his previous position as President of Martin Yale Group and his experience in product management and strategic planning. Mr. Griffin also holds a Masters in Business Administration from the University of Michigan at Ann Arbor. Mr. Griffin’s board experience since 2007 includes Stiga Sports AB, a sporting goods company.

George Savitsky

Nominee, Age 77, Director since 2004

Business Experience: Founder of Savitsky, Satin & Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry (since 1990). Prior to founding Savitsky, Satin and Bacon, Mr. Savitsky, a Certified Public Accountant, was a partner in Laventhol and Horwath (1983-1990), a business manager for Plant and Cohen & Company (1978-1983), President of a wholly owned subsidiary of Ideal Toy Corp. (1973-1978), Controller and then Marketing Vice President of Tensor Corporation (1964-1973), and practicing Certified Public Accountant (1961-1964).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Savitsky is qualified to serve as a board member because of his background as a Certified Public Accountant, his financial experience and his marketing and manufacturing exposure in pool tables, table tennis tables and other sporting goods. Mr. Savitsky is considered an audit committee financial expert under SEC rules. During his tenure on the Board, Mr. Savitsky has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Savitsky serves on the Company’s Compensation Committee and also serves as Chairman of the Company’s Audit Committee.

Richard D. White

Nominee, Age 62, Director since 2004

Business Experience: Managing Director and head of the Private Equity and Special Products Department at Oppenheimer & Co. Inc., a leading investment bank and full service investment firm (since 2004). Founder and President of Aeolus Capital Group, LLC, an investment management company (2002-2004). Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce (1997-2002), successor by acquisition to Oppenheimer & Co., Inc. Managing Director of Oppenheimer & Co., Inc. (1985-1997). Managing Director and Partner of Ardshiel, Inc., a private equity firm (1981-1985). Consultant in the Management Consulting Services department of Coopers & Lybrand (1978-1981).

Mr. White serves on the board and is Lead Director and Chairman of the Compensation Committee and member of the Audit and Nominating Committees of G-III Apparel Group, Ltd, a leading manufacturer and distributor of apparel (since 2003). Mr. White served as a Director of Lakes Entertainment, Inc., from 2006 to 2013 and Real Goods Solar, Inc. from 2013 to 2014.

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. White is qualified to serve as a board member because of his strong finance, accounting, strategic planning and investment management experience as well as his entrepreneurial disposition. Mr. White holds a Masters in Business Administration from the Wharton Graduate School of the University of Pennsylvania and a B.A. from Tufts University. He is considered an audit committee financial expert under SEC rules. During his tenure on the Board, Mr. White has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. White currently serves on the Company’s Compensation Committee and also serves as Chairman of the Company’s Board of Directors.

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Edward E. Williams

Nominee, Age 55, Director since 2004

Business Experience: Founder and President of Ballast Tools, Incorporated, a manufacturer of railway track maintenance equipment with locations in U.S., Canada and England and worldwide distribution (since 1985). Vice President of Good Earth Tools, Inc., a specialty manufacturer of tungsten carbide protected wear parts located in Crystal City, Missouri (since 1984). Founder and President of Ever Extruder, LLC, a manufacturer and distributor of high production food processing equipment (since 2007).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Williams is qualified to serve as a board member because of his experience in entrepreneurial management, specifically in the manufacturing industry. In addition, Mr. Williams’ family owned one of the predecessor companies of Escalade, Incorporated, and Mr. Williams has a strong knowledge of the Company’s history. Mr. Williams brings a broad range of management, manufacturing, and sales skills to our Board. During his tenure on the Board, Mr. Williams has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. He is considered an audit committee financial expert under SEC rules. Mr. Williams also serves on the Company’s Audit Committee and also serves as Chairman of the Company’s Compensation Committee.

Richard F. Baalmann, Jr.

Nominee, Age 56, Director since 2006

Business Experience: President of Bramm Inc., and related companies which operate ACE Hardware stores in the St. Louis, Missouri area (since 1988).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Baalmann is qualified to serve as a board member because of his 20+ year career in retail marketing and his experience having served on the Board of Ace Hardware Corporation where he acted as Chairman of the Audit and Supply Committees. During 1999-2008, Mr. Baalmann also served on the Nominating and Governance, Executive and Compensation Committees for Ace Hardware Corporation, where he has gained experience in GAAP and SEC compliance compensation policies and company strategic planning. He is considered an audit committee financial expert under SEC rules. Mr. Baalmann serves on the Company’s Compensation Committee, and he joined the Company’s Audit Committee in 2010.

Walter P. Glazer, Jr

Nominee, Age 57, Director since 2015

Business Experience: Founder and Chief Executive Officer of Speedball Art Products Company, a manufacturer and worldwide distributor of fine art materials (since 1997). Senior Vice President, Equity Research Group at Wheat First Securities (1996-1997). Equity Securities Analyst and Director of Research, J.J.B. Hilliard, W.L. Lyons (1986-1995). Property/Casualty Underwriter and Marketing Representative, Crum & Forster (1981-1984).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Glazer is qualified to serve as a board member because of his background in securities analysis and his senior management experience in with manufacturing, consumer products sales and marketing, strategic planning, and capital allocation. Mr. Glazer has an MBA from the Darden School of Business, University of Virginia, a BBA in Risk Management from the University of Georgia, and is a Chartered Financial Analyst. Mr. Glazer is also considered an audit committee expert under SEC rules. Mr. Glazer serves on the Company’s Audit Committee.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the directors recommend.

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The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. All directors attended the 2015 Annual Meeting.

With the exceptions of Messrs. David Fetherman and Patrick Griffin, who are executive officers of the Company, the Board has determined that all of the above named incumbent directors have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

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ITEM NO. 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company for the Company’s fiscal year 2016. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving BKD, LLP as the Company's independent registered public accounting firm is rejected by the stockholders, then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2016 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you are a street name stockholder and do not vote your shares, your bank, broker or other nominee can vote your shares at its discretion on the proposal to ratify the appointment of the independent registered public accounting firm.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of the independent registered public accounting firm.

ITEM NO. 3

NON-BINDING VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

(SAY-ON-PAY)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, commonly known as a “Say on Pay” proposal. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Company’s Board of Directors or the Compensation Committee of the Board.

Although the vote is non-binding, the Company’s Board of Directors and the Compensation Committee of the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s named executive officers. The Company is currently conducting “Say on Pay” advisory votes on an annual basis as approved by the Company’s stockholders at the 2013 Annual Meeting. The next required non-binding vote on the frequency of stockholder votes on the compensation of its executives will be at the Company’s 2019 Annual Meeting.

The primary goal of our executive compensation program is the same as our goal for operating the company – to maximize corporate performance and thereby create value for our stockholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•	Paying for performance – A significant portion of each named executive’s potential cash compensation is made subject to achieving business performance measures.

•	Alignment with the interests of stockholders – Equity awards align our named executives’ financial interests with those of our stockholders by providing value to our executives if the market price of our stock increases.

•	Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

A detailed description of our executive compensation policies and programs is included in the Compensation Discussion and Analysis in this proxy statement beginning on page 14.

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The Company’s stockholders are being asked to approve, by non-binding vote, the following resolution at the Annual Meeting of Stockholders:

Resolved, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 3 relating to the non-binding vote on compensation of named executive officers.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for fiscal 2015.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of seven members. There are five independent members on the Board (Edward E. Williams, Richard D. White, George Savitsky, Richard F. Baalmann, Jr. and Walter P. Glazer, Jr.), and two members who currently serve as executive officers of the Company (David L. Fetherman and Patrick J. Griffin).

During 2015, all directors attended 100% of all regular meetings of the Board of Directors and the committees on which they served. The Board of Directors had seven meetings and the independent directors held regular executive sessions in conjunction with four of the Board meetings. The Chairman of the Board, who is an independent director, has been designated a lead or presiding director to chair executive sessions.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company’s office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Board Leadership Structure

The Board has placed responsibilities on the Chairman of the Board separate from President and CEO as it believes this provides better accountability between the Board and the management team. The Board believes it is better to have a separate Chairman, whose responsibility is to lead the Board members as they provide leadership to the executive team. This responsibility includes facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and stockholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. The Board believes this structure provides strong leadership for the Board, while positioning the President and CEO as the leader of the Company in the eyes of customers, employees and stockholders.

Mr. Richard White serves as the Chairman of the Board. Given the small size of the Board, the independent directors have a clear voice and direct access to both the Chairman of the Board and the President and CEO. The independent directors meet in executive session on a regular basis, with the discussions being led by the independent director who raises the specific topic(s) being considered in such executive sessions.

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Risk Oversight of the Company

The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key business, financial and regulatory risks. The Audit Committee receives a report from management annually regarding the Company’s assessment of risks and meets in executive session with the Chief Financial Officer each quarter. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and review the Company’s risk appetite. Management is responsible for the day-to-day risk management processes. The Company has structured the reporting relationship through the Chief Financial Officer who reports functionally to the Audit Committee. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company and the Board leadership structure supports this approach.

Code of Ethics

The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics (“Code”) which may be found on the Company’s website at: www.escaladeinc.com/Code_of_Conduct.html. All employees, including executive officers, and directors of the Company are subject to compliance with the Code.

Committees

The Company has two standing committees, each composed entirely of independent directors. As discussed above, the Board of Directors has no nominating committee. Current committee assignments are detailed in the following table.

Name	Audit Committee	Compensation Committee
Edward E. Williams	Member(1)	Chairman
George Savitsky	Chairman(1)	Member
Richard D. White		Member(1)
Richard F. Baalmann, Jr.	Member(1)	Member
Walter P. Glazer, Jr.	Member(1)

(1) Determined by the Board to be audit committee financial experts.

Audit Committee

The Audit Committee as a whole held four meetings in 2015. The Committee met with the independent auditors and management at the four meetings to review the interim financial information contained in each quarterly earnings announcement and the annual results. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief financial officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm’s independence, and (4) approve all audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company’s website at: www.escaladeinc.com/Audit_Committee_Charter.pdf.

Compensation Committee

The Compensation Committee held four meetings in 2015 and held several informal sessions to review salaries and compensation levels within the Company. The Compensation Committee is also responsible for awards of stock options and restricted stock units. The Board of Directors has adopted a written charter for the Compensation Committee which can be found on the Company’s website at: www.escaladeinc.com/Compensation_Committee_Charter.pdf.

Director Compensation

During 2015, each non-employee director of Escalade, Incorporated received an annual retainer of $33,000. The Chairman of the Board received an additional annual fee of $25,000. Each member of the Audit Committee received an additional annual fee of $5,000, except for the Audit Committee Chairman who received $15,000. Each member of the Compensation Committee received an additional annual fee of $3,000, except for the Compensation Committee Chairman who received $10,000. Independent directors receive an additional fee of $1,000 per board meeting attended in excess of eight meetings per year. Members of the Audit Committee and Compensation Committee receive additional fees of $1,000 per committee meeting attended in excess of six and four meetings, respectively. From time to time, a committee may request that a director who is not a member of that committee participate in additional meetings held for special purposes. Under these circumstances the non-committee member director is compensated similarly to the committee member directors. Each non-employee board member received 2,000 restricted stock units in 2015. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

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Under the terms of the Escalade, Incorporated 2007 Incentive Plan, directors can elect to receive some or all of the fees earned in shares of the Company’s common stock, or in the form of restricted stock units or stock options which vest after one year. In 2015, there were 6,362 shares of common stock issued pursuant to the plan. In 2015, director Williams opted to receive 100% of the fees he was entitled to in the form of common stock. Directors White and Baalmann received a combination of cash and common stock. Directors Glazer and Savitsky received their fees in cash.

2015 Director Compensation

The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2015. Compensation for Mr. David Fetherman, Mr. Patrick Griffin and Mr. Robert Keller is reflected in the “Executive Compensation - Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Equity Awards ($) (2)(3)	All Other Compensation ($)	Total ($)

Richard D. White	61,000	31,000	0	92,000
George Savitsky	51,000	31,000	0	82,000
Edward E. Williams	48,000	31,000	0	79,000
Richard F. Baalmann, Jr.	41,000	31,000	0	72,000
Walter P. Glazer, Jr.	38,000	38,340	0	73,680

(1)	This column includes the fair value of common stock issued in lieu of cash compensation pursuant to the Escalade, Incorporated 2007 Incentive Plan. For Director Glazer and Director Savitsky, all fees were paid in cash. For Director Williams, all fees were paid in shares of common stock. For Director White, $38,125 was paid in cash, and $22,875 was paid in shares of common stock. For Director Baalmann, $32,800 was paid in cash, and $8,200 was paid in shares of common stock.
(2)	The amount recorded in this column is the compensation cost of restricted stock units granted by the Company during the fiscal year under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using the closing price of the Company’s common stock on the date of grant.
(3)	As of December 26, 2015, each of the independent directors had 2,000 restricted stock units outstanding and each of Messrs. Savitsky, Williams, and Baalmann had 5,000 stock options outstanding.

2016 Director Compensation

In 2016, the Compensation Committee reviewed the compensation of the non-employee directors and recommended the annual retainer be set at $36,000, the annual fee for the Chairman of the Board be set at $45,000 and the annual fee for the Chairman of the Compensation Committee be set at $15,000 effective at the Annual Meeting. Each non-employee board member will receive 2,650 restricted stock unit grants in 2016 as compared to the 2,000 in 2015. The restricted stock units granted vest over two years (one-half one year from grant date and one-half two years from grant date), provided that the director is still with the Company. All other elements of compensation for the non-employee directors remain the same as in 2015.

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REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2015, the Committee met four times to discuss the interim financial information contained in each quarterly earnings announcement and the annual results with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company’s auditors is consistent with the auditors’ independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors’ independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Auditing Standard No. 16, as amended, “Communications with Audit Committees,” and, as adopted by the Public Company Accounting Oversight Board with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 26, 2015, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 26, 2015, for filing with the Securities and Exchange Commission.

George Savitsky, Chairman	Walter P. Glazer, Jr.	Edward E. Williams	Richard F. Baalmann, Jr.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 26, 2015.

Edward E. Williams, Chairman	Richard D. White	Richard F. Baalmann, Jr.	George Savitsky

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2015, all members of the Compensation Committee were independent directors and served the full year. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Williams, White, Baalmann, and Savitsky.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy

The Company’s philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent directors, establishes, approves and evaluates the Company’s compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the “named executive officers” means David L. Fetherman, Stephen R. Wawrin, Patrick J. Griffin and Robert J. Keller, the individuals identified under “EXECUTIVE COMPENSATION – Summary Compensation Table.” In 2015, Mr. Fetherman served as the Company’s Chief Executive Officer, Mr. Wawrin served as the Company’s Chief Financial Officer and Vice President Finance, and Mr. Patrick Griffin served as Vice President, Corporate Development and Investor Relations. Mr. Keller served as the Company’s Chief Executive Officer prior to Mr. Fetherman succeeding him in December, 2015.

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

•	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;
•	Align all pay programs with the Company’s annual and long-term business strategies and objectives; and
•	Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of the Company and stockholder return.

Compensation Program; Mix of Pay Components

Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company’s named executive officers:

•	Base salary;
•	Annual incentive cash bonuses;
•	Long-term equity incentives, historically in the form of stock options and/or restricted stock units; and
•	Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company’s named executive officers, including the Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

To ensure that the Company’s incentive programs for its executives do not provide incentives to take excessive risks that could have a material adverse impact on the Company, the Board of Directors adopted a Policy for Recovery of Incentive Compensation in February, 2014. Pursuant to the claw back rights established by that policy, the Company’s Compensation Committee has the right to recover from any director or officer receiving incentive based compensation in excess of what would have been awarded or paid in certain events to the extent legally possible. If the Company’s financial statements are required to be restated due to material noncompliance with any financial reporting requirement under the federal securities laws (other than a restatement due to a change in accounting rules) and such restatement results in a restatement of the performance measures material to the award or that the Committee determines would have merited a lower payment based upon the restated financial results, then the Committee will recover the excess amount. The Committee also has the right to recover incentive based compensation from any director or officer who engaged in misconduct while serving in such role. Misconduct includes: convictions or indictments for any felony or misdemeanor under the federal securities laws or involving moral turpitude; any fraud, embezzlement, theft, dishonesty, willful misconduct or gross negligence causing material harm to the Company; and any willful breach of the person’s duties or responsibilities or of any willful violation of Company policies or procedures that result in material harm to the Company. These claw back rights apply to the three year period preceding the Board’s or Committee’s conclusion that a restatement of financial statements is required or the three year period prior to the date of the misconduct. Each director and officer who receives incentive based compensation is required to certify in writing that he or she agrees to comply with the Company’s claw back policy.

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Other than employees working under a collective bargaining agreement, all employees of the Company, including the named executive officers, are employed at will.

The Role of the Compensation Committee and Method of Determining Amount of Total Compensation

The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company’s Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

For 2015, the Committee reviewed all compensation components for the Company’s named executive officers and together with the Board of Directors, reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels. In addition, the Committee conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives. During 2015, the Committee engaged a compensation consulting firm to review the Company’s compensation levels.

Except for the Escalade, Incorporated 2007 Incentive Plan which was approved by stockholders at the 2007 Annual Meeting, the Compensation Committee does not participate in any programs which they administer.

Role of Executive Officers in Compensation Decisions

Consistent with the Committee’s past practices, Mr. Fetherman, as the Company’s Chief Executive Officer, will make recommendations regarding the compensation for the Company’s Chief Financial Officer and the Vice President, Corporate Development and Investor Relations, but will not make recommendations for himself. Although the Committee considers recommendations by Mr. David Fetherman, the Committee retains full discretion to set all compensation for the Company’s named executive officers.

Base Salary

The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. In establishing the base salaries, consideration is given to local market wage rates, cost of living adjustments, performance of the Company and the individual, and other factors, including any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual’s level of contribution towards that performance.

Accordingly, for fiscal 2015 the Compensation Committee established base salaries for the Company’s key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company’s industries. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2015.

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In 2015, the Compensation Committee determined that base salaries for Robert J. Keller, the Company’s former Chief Executive Officer and Patrick J. Griffin, Vice President, Corporate Development and Investor Relations, would increase to $322,000 and $129,500, respectively. As of the first day of the Company’s 2015 fiscal year, Mr. Stephen R. Wawrin became the Company’s Vice President Finance, Chief Financial Officer and Secretary. The Compensation Committee determined that his base salary would be $160,000 for 2015. On December 7, 2015, Mr. David L. Fetherman was appointed Escalade’s Chief Executive Officer and the Compensation Committee determined that his base salary would be $275,000 for the fiscal year 2016.

For 2016, the Compensation Committee has determined that base salaries for Mr. Stephen R. Wawrin and Mr. Patrick Griffin will increase to $200,000 and $150,000 respectively.

Annual Cash Incentive Bonus

The Compensation Committee has established a profit incentive plan that provides for the payment of cash bonuses if certain performance targets are achieved. Under the plan, the Compensation Committee establishes target performance levels early in each fiscal year, subject to potential changes that the Committee may determine appropriate. Virtually all employees are eligible to participate in the profit incentive plan. In conjunction with the completion of the Company’s annual audited financial statements, the bonus pool is finalized based on actual results achieved relative to the performance levels established by the Committee. Allocation of the bonus pool to individual executive officers is determined by the Compensation Committee based upon qualitative assessments of the overall Company’s performance relative to the stated objectives, the Company’s strategic position, and the individual executive officer’s performance. There are no pre-defined formulas for allocating the bonus pool to any of the Company’s executive officers, and the Company’s claw back policy applies to all awards to officers under this plan.

For 2015, the business results exceeded the minimum threshold for generating a bonus pool. A bonus pool of $1.9 million was approved by the Compensation Committee for payment in March of 2016. The Compensation Committee evaluated financial, strategic and operational objectives and accomplishments for Mr. Fetherman and approved a performance bonus of $220,000. After consultation with Mr. Fetherman, the Compensation Committee evaluated financial, strategic and operational objectives and accomplishments for the Chief Financial Officer and the Vice President, Corporate Development and Investor Relations. The Committee approved a performance bonus of $120,000 for Mr. Wawrin and $70,000 for Mr. Patrick Griffin. In December, 2015, the Compensation Committee approved the payment of $275,000 to Mr. Keller, representing the amount of incentive compensation from this bonus pool and due to him pursuant to the terms of his executive severance agreement. The remaining bonus pool of approximately $1.2 million will be allocated to the non-executive employees of the Company.

Long Term Equity Incentives

Each year, the Compensation Committee determines the amount and character of any long term equity incentive grants to the Company’s executive officers and other eligible employees. The Committee considers equity grants to be an effective incentive to encourage stock ownership by officers and key employees increasing their proprietary interest in the success of the Company, while at the same time discouraging excessive risk through the implementation of the Company’s claw back policy. At the 2007 Annual Meeting, stockholders approved the Escalade Incorporated 2007 Incentive Plan (“2007 Incentive Plan”) which provides a broader array of long-term incentive awards for grant to the Company’s employees, including the Chief Executive Officer and Chief Financial Officer. Accordingly, in February 2015, the Compensation Committee approved restricted stock units for Mr. Fetherman, Mr. Wawrin, and Mr. Griffin. The Company granted as of February 27, 2015, 6,900 restricted stock units to Mr. Fetherman, 3,075 restricted stock units to Mr. Wawrin, 950 restricted stock units to Mr. Patrick Griffin and 9,175 restricted stock units to Mr. Keller. The restricted stock units granted vest over four years (one-third two years from grant date, one-third three years from grant date and one-third four years from grant date) provided that the named executive is still employed by the Company and that the performance criteria related to the market price of the Company’s stock is satisfied. The criteria is for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company’s shares of common stock are then traded) during the period beginning on the grant date and ending on the fourth anniversary thereof, the cumulative average Volume Weighted Average Price per share is at least 15% higher than the closing price per share on the grant date plus any incremental dividends paid above the current quarterly dividend rate of $0.10 per share by the Company during such four year period. The performance criteria for the 2015 restricted stock units awarded to employees in the first quarter of 2015 was satisfied during the second quarter of 2015.

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In February 2016, the Compensation Committee approved restricted stock units for Mr. Fetherman, Mr. Wawrin, and Mr. Griffin as part of the Compensation Committee’s annual consideration of appropriate incentive equity awards. The Company granted, as of February 26, 2016, 6,800 restricted stock units to Mr. Fetherman, 4,100 restricted stock units to Mr. Wawrin, and 1,700 restricted stock units to Mr. Patrick Griffin. These restricted stock units granted vest over four years (one-third two years from grant date, one-third three years from grant date and one-third four years from grant date) provided that the named executive is still employed by the Company and that the performance criteria related to the market price of the Company’s stock is satisfied. The criteria is for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company’s shares of common stock are then traded) during the period beginning on the grant date and ending on the fourth anniversary thereof, the cumulative average Volume Weighted Average Price per share is at least 15% higher than the closing price per share on the grant date plus any incremental dividends paid above the current quarterly dividend rate of $0.11 per share by the Company during such four year period. The Compensation Committee also granted Mr. Fetherman 20,000 stock options as of February 26, 2016, which options will vest over five years (one-third three years from the grant date, one-third four years from the grant date and one-third five years from grant date) and will expire on February 26, 2022. Consistent with the above performance criteria, the stock options have an exercise price of $14.39, which is 15% higher than the closing price of a share of Escalade common stock on the grant date.

Health, Welfare and Other Benefits

The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. In addition, Mr. Patrick J. Griffin received in 2014 a tax equalization reimbursement related to his employment with the company in Germany through August 2012. None of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

Tax and Accounting Considerations

As necessary, the Compensation Committee reviews accounting and tax laws, rules and regulations that may affect the Company’s compensation plans. However, tax and accounting considerations have not significantly impacted the compensation programs offered to the Company’s executives. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its named executive officers.

 EXECUTIVE OFFICERS OF THE REGISTRANT

The table presented below lists the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement.

Name	Age as of March 15, 2016	Offices and Positions Held	First Elected as an Executive Officer
David L. Fetherman	57	CEO and President	12/2015
Stephen R. Wawrin	42	V.P. Finance, CFO & Secretary	12/2014
Patrick J. Griffin	46	V.P., Corporate Development & Investor Relations	02/2011

Mr. Fetherman joined the Company as Vice President of Sales and Marketing of Escalade’s Sporting Goods business in 2007. Since 2012, Mr. Fetherman has served as President of Escalade Sports. Prior to that, he served as Vice President of Sales and Marketing of WM Barr from 1997 to 2007. Effective December 7, 2015, Mr. Fetherman was appointed the Company’s President and Chief Executive Officer.

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Mr. Wawrin joined the Company as Corporate Controller in April 2005. Since 2008, Mr. Wawrin has served as Vice President –Finance and Administration for Escalade’s Sporting Goods business. Prior to that, he practiced public accounting with BKD, LLP (1999–2005) in the Evansville area. Effective as of the first day of the Company’s 2015 fiscal year, Mr. Wawrin was promoted to become the Company’s Chief Financial Officer, Vice President Finance, and Secretary.

Mr. Patrick Griffin joined the Company in 2002. He was also employed with the Company from 1993 – 1995. Since 2002, Mr. Griffin has advanced in the organization, serving in successive product management roles at Escalade Sports until 2006, when he became Vice President Sales and Marketing for Martin Yale International. He was named President of Martin Yale Group in 2009. In August 2012, he accepted the position of Vice President, Corporate Development and Investor Relations of the Company.

All such persons have been elected to serve until the next annual election of officers, or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers of the Company for 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

David L. Fetherman	2015	189,226	-	-	-	90,804	220,000	-	11,702	511,732
President & Chief Executive Officer

Robert J. Keller	2015	322,000	-	-	-	120,743	275,000	-	338,655	1,056,398
Former President &	2014	314,800	50,000	-	-	125,880	190,000	-	17,179	697,859
Chief Executive Officer	2013	314,800	-	-	110,025	-	265,000	-	16,184	706,009

Stephen R. Wawrin	2015	160,000	-	-	-	40,467	120,000	-	10,435	330,902
Chief Financial Officer, Vice President Finance and Secretary

Patrick J. Griffin	2015	129,500	-	-	-	12,502	70,000	-	8,570	220,572
Vice President,	2014	126,500	-	-	-	13,113	70,000	-	180,633	390,246
Corporate	2013	126,500	-	-	34,899	-	70,000	-	8,014	239,413
Development & Investor Relations

Column (c) - Salary

Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) – Cash Bonuses

Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in column (h).

Column (e) – Stock Awards

Amounts recorded in this column reflect shares of stock paid as compensation.

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Column (f) – Option Awards

The amount recorded in this column is the compensation cost granted by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

	2015	2014	2013
Risk-free interest rate	--	--	0.52%
Dividend yield	--	--	5.97%
Expected volatility	--	--	74.05%
Weighted average-fair value per share	--	--	$2.21

Column (g) – Restricted Stock Awards

The amount recorded in this column is the compensation cost granted by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using Monte Carlo techniques where vesting is dependent on market conditions and on the closing price of the Company’s common stock on the date of grant if vesting is based solely on time. The fair value of restricted stock units granted is detailed below for the years associated with the costs recorded in the table:

	2015	2014	2013
Weighted average market closing price on date of grant for restricted stock units where vesting is time based.	--	--	--
Weighted average fair market value of restricted stock units where vesting is contingent on market factors	$13.16	$10.49	--

Column (h) – Non-Equity Incentive Plan Compensation

See “CD&A – Annual Cash Incentive Bonus” on page 16 for a description of the Incentive Compensation Plan. Amounts shown for Mr. Keller and Mr. Patrick Griffin for 2013 were paid in March, 2014. Amounts shown for 2014 were paid to the named executive officers in March, 2015. Amounts shown for 2015 were paid to the named executive officers in March, 2016.

Column (i) - Change in Pension Value and Nonqualified Deferred Compensation Earnings

See “Nonqualified Deferred Compensation” on page 21.

Column (j) – All Other Compensation

All other compensation includes the following:

Name	401(k) Matching Contribution	Life Insurance and Supplemental Long Term Disability	German Tax Equalization	Executive Severance	Total All Other Compensation

2015
David L. Fetherman	11,044	658	--	--	11,702
Robert J. Keller	15,529	1,126	--	322,000	338,655
Stephen R. Wawrin	9,860	575	--	--	10,435
Patrick J. Griffin	8,100	470	--	--	8,570

2014
Robert J. Keller	16,071	1,108	--	--	17,179
Patrick J. Griffin	7,632	445	172,556	--	180,633

2013
Robert J. Keller	15,082	1,102	--	--	16,184
Patrick J. Griffin	7,689	325	--	--	8,014

Grants of Plan Based Awards

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during 2015. Actual cash incentive awards are disclosed under column (h) of the Summary Compensation Table, page 18. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below.

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Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)

David L. Fetherman	02/27/15	6,900	$90,804
Robert J. Keller	02/27/15	9,175	$120,743
Stephen R. Wawrin	02/27/15	3,075	$40,467
Patrick J. Griffin	02/27/15	950	$12,502

(1)	The amounts disclosed in this column represent stock awards, stock compensation, and Restricted Stock Units (“RSU”) issued under the Escalade, Incorporated 2007 Incentive Plan.
(2)	The amounts disclosed in this column are calculated based on the provision of ASC Topic 718 Stock Compensation. The fair value of each grant is estimated on the date of grant using the using Monte Carlo technique.

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Company’s named executive officers as of December 26, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
David L. Fetherman	-	5,750	(3)	$5.28	3/02/2017	-	-
	-	8,000	(4)	$5.85	3/01/2018	-	-
						15,900	209,562

Robert J. Keller	10,000	-		$5.28	3/06/2016	-	-
	11,000	-		$5.85	3/06/2016	-	-

Stephen R. Wawrin	1,500	-		$6.07	3/01/2016	-	-
	1,750	1,750	(3)	$5.28	3/02/2017	-	-
	1,000	2,000	(4)	$5.85	3/01/2018	-	-
						5,075	66,889

Patrick J. Griffin	6,000	2,000	(3)	$5.28	3/02/2017	-	-
	2,000	2,000	(4)	$5.85	3/01/2018	-	-
						2,200	28,996

(1)	The option exercise price is equal to the closing market price on the date the options were granted.
(2)	The amounts set forth in this column equal the number of unvested restricted stock units multiplied by the closing market price of the underlying common stock ($13.18) on December 26, 2015.
(3)	Options granted were to vest 25% per year for four years, beginning March 2, 2013.
(4)	Options granted were to vest 25% per year for four years, beginning March 1, 2014.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise by the named executive officers during 2015:

	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

David L. Fetherman	14,375	175,310	--	--
Robert J. Keller	25,500	320,975	21,175	257,065
Stephen R. Wawrin	--	--	--	--
Patrick J. Griffin	13,000	109,850	--	--

(1)	Value realized reflects the market price of common stock on date of exercise, less the option exercise price.
(2)	Value realized reflects the market price of common stock on date of vesting.

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Nonqualified Deferred Compensation

The Company does not currently maintain any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company.

Upon a change in control of the Company, as defined in the Escalade, Incorporated 2007 Incentive Plan (approved by the Company’s stockholders at the 2007 annual meeting), the vesting of all outstanding, unvested stock options and awards would be accelerated if not assumed or substituted for by the resulting company. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company’s common stock as of December 26, 2015 ($13.18), Mr. Fetherman, Mr. Wawrin, and Mr. Patrick Griffin would potentially receive value for unvested stock options and awards of approximately $468,457. Mr. Fetherman’s options and awards have a value of $313,627, Mr. Wawrin’s options and awards have a value of $95,374, and Mr. Patrick Griffin’s options and awards have a value of $59,456. All options expire on or before March 1, 2018. The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation. The potential value of unvested stock awards is computed as the closing stock price multiplied by the number of shares.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD, LLP (the “Auditors”) was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 26, 2015. BKD, LLP has served as independent auditors for the Company since 1977. Audit services performed by BKD, LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD, LLP are expected to be present at the 2016 Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 26, 2015 and December 27, 2014 by the Company’s principal accounting firm, BKD, LLP.

	2015	2014
Audit Fees	$324,083	$344,983
Audit-Related Fees	9,000	18,000
Tax Fees	--	--
All Other Fees	--	--
Total	$333,083	$362,983

Audit Fees. Fees for audit services consist of:

•	Audit of the Company’s annual financial statements.
•	Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002, which requires the independent registered accounting firm to audit Management’s evaluation of internal controls over financial reporting as of the end of the fiscal year. The auditor’s unqualified opinion is contained in the 2015 Annual Report.
•	Reviews of the Company’s quarterly financial statements.
•	Statutory and regulatory audits, consents and other services related to SEC matters.

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Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation. The Company has not employed BKD, LLP for any audit-related services in 2015 or 2014 other than audit of the Company’s 401(k) Plan.

Tax Fees. Fees for tax services consist of professional services rendered by BKD, LLP related to corporate income tax return preparation, compliance and advice. The Company does not employ BKD, LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD, LLP pursuant to these exceptions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings "Report of Compensation Committee” and “Report of the Audit Committee” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

In order to be included in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders, a stockholder proposal must be in writing and received by the Company’s Secretary at the principal executive offices in Evansville, Indiana by the close of business on November 28, 2016. Submission of a proposal before the deadline does not guarantee its inclusion in the proxy materials.

Under the Company’s Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered or mailed to the Secretary at the principal executive offices not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholder proposals for the 2017 Annual Meeting must be received by January 22, 2017. However, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of the Company’s advance notice Bylaw provisions for additional information and requirements.

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OTHER BUSINESS

The Company is not aware of any matters that will be presented at the 2016 Annual Meeting other than the election of directors, ratification of auditors, and approval, by non-binding vote, of the compensation of the Company’s named executive officers. No other matters have been presented to the Company in accordance with the Company’s Bylaws. However, if any other proposal that requires a vote would be properly presented at the 2016 Annual Meeting, the persons named in the Company’s proxy for the 2016 Annual Meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in this proxy statement. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana and the Company’s Bylaws will be included on the Company’s annual meeting docket. If any matters properly come before the 2016 Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

/s/ Stephen R. Wawrin

VP Finance, CFO & Secretary

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ESCALADE, INCORPORATED
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 George Savitsky
02 Richard D. White
03 Edward E. Williams
04 Richard F. Baalmann, Jr
05 David L. Fetherman
06 Patrick J. Griffin
07 Walter P. Glazer, Jr.

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Ratify the appointment of BKD, LLP, as the independent registered public accounting firm for Escalade, Incorporated for 2016.	☐	☐	☐
3. To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000261827_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

ESCALADE, INCORPORATED
Annual Meeting of Stockholders
April 21, 2016
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard D. White and Edward E. Williams, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Escalade, Incorporated Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 21, 2016 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000261827_2 R1.0.0.51160